SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 15, 2008

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

120 Genesis Boulevard, Bridgeport, WV 26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code  304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2008, the Compensation Committee ("Committee") of the Board of Directors of Petroleum Development Corporation ("Company") finalized the annual base salaries (effective as of January 1, 2008) and the Short-Term Incentive Program for 2008 for the Company's current executive officers after a review of performance and competitive market data. The following table sets forth the previous and new annual base salary levels of the Company's executive officers:

Name and Position	Year	Base Salary
Steven R. Williams Chairman and Chief Executive Officer	2008 2007	$400,000 $370,000
Richard W. McCullough Vice Chairman and Chief Financial Officer	2008 2007	$340,000 $235,000
Eric R. Stearns Executive Vice President	2008 2007	$305,000 $271,500
Daniel W. Amidon General Counsel and Secretary	2008 2007	$227,500 $210,000

The Committee also established the metrics for the Company's Short-Term Incentive cash bonus program for 2008.  These represent the threshold, target and stretch amounts that an executive officer can achieve if he meets the Committee's established performance criteria.  The Committee has not yet determined the particular performance criteria for 2008.

Executive Officer	Threshold	Target	Stretch
Steven R. Williams	0%	90%	180%
Richard W. McCullough	0%	90%	180%
Eric R. Stearns	0%	62 ½%	125%
Daniel W. Amidon	0%	50%	100%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date	February 22, 2008
By	/s/ Steven R. Williams Steven R. Williams Chief Executive Officer